UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Foundation Medicine, Inc.

(Name of Registrant as Specified In Its Charter)

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Foundation Medicine, Inc.

150 Second Street

Cambridge, MA 02141

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2014 Annual Meeting of Stockholders of Foundation Medicine, Inc. will be held on Wednesday, June 18, 2014, at 10:00 a.m. Eastern Time, at our headquarters located at 150 Second Street, First Floor, Cambridge, Massachusetts 02141. The purpose of the meeting is the following:

1. to elect two directors, Brook Byers and Michael Pellini, M.D., to serve as Class I directors until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2. to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3. to ratify the 2013 Stock Option and Incentive Plan; and

4. to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

Only Foundation Medicine, Inc. stockholders of record at the close of business on April 21, 2014, will be entitled to vote at the meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2013 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2013 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors,

Michael Pellini, M.D.

Chief Executive Officer, President and Director

Cambridge, Massachusetts

April 30, 2014

FOUNDATION MEDICINE, INC.

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors (the “Board of Directors”) has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2014 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by April 30, 2014.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 18, 2014: This proxy statement, the accompanying proxy card or voting instruction card and our 2013 Annual Report on Form 10-K are available at http://www.proxyvote.com.

In this Proxy Statement, the terms “Foundation Medicine,” “we,” “us,” and “our” refer to Foundation Medicine, Inc. The mailing address of our principal executive offices is Foundation Medicine, Inc., 150 Second Street, Cambridge, MA 02141.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2017; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 21, 2014, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 28,119,059 shares of our common stock, par value $0.0001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of Foundation Medicine preferred stock were outstanding as of April 21, 2014.

Quorum; Abstentions; Broker Non-Votes

Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1 and 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to those proposals, your broker may not vote for those proposals, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

In Person

If you are a stockholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Foundation Medicine, Inc., 150 Second Street, Cambridge, MA 02141, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

Foundation Medicine is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Procedure for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 18, 2015, and March 20, 2015. If the date of the next annual meeting of the stockholders is scheduled to take place before May 19, 2015, or after August 17, 2015, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received not later than December 31, 2014. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Proposal 3 requests stockholder ratification of our 2013 Stock Option and Incentive Plan. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are two of the current Class I members: Brook Byers and Michael Pellini, M.D. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2017 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Mark Levin, a current Class I member, is not standing for re-election and will no longer serve on our Board of Directors following the Annual Meeting.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class I Directors

The names of the nominees for Class I directors and certain information about each as of April 21, 2014 are set forth below.

Name	Positions and Offices Held with Foundation Medicine	Director Since	Age
Brook Byers	Director	2011	68
Michael Pellini, M.D.	Chief Executive Officer, President and Director	2011	48

Directors Not Standing for Election or Re-Election

The names of and certain information as of April 21, 2014 about the members of the Board of Directors who are not standing for election or re-election at this year’s Annual Meeting are set forth below.

Name	Positions and Offices Held with Foundation Medicine	Director Since	Class and Year in Which Term Will Expire	Age
Mark Levin	Director	2010	Class I - 2014	63
David Schenkein, M.D.	Director	2010	Class II - 2015	56
Krishna Yeshwant, M.D.	Director	2011	Class II - 2015	35
Alexis Borisy	Chairman of the Board of Directors	2009	Class III - 2016	42
Evan Jones	Director	2013	Class III - 2016	57

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the nominating and corporate governance committee of our Board of Directors.

Alexis Borisy has served as a member of our Board of Directors since 2009 and Chairman since 2011. He co-founded Foundation Medicine in 2009 and served as our interim Chief Executive Officer through May 2011. Since 2009, Mr. Borisy has been a partner at Third Rock Ventures, a life sciences venture capital firm focused on the formation, development and strategy of new companies. Mr. Borisy co-founded Blueprint Medicines Corp., a privately held oncology company, in 2011 and currently serves as its interim chief executive officer and on its board of directors. In addition, since July 2013 Mr. Borisy has served as chairman of Warp Drive Bio, LLC, a life sciences company focusing on genomics where he served as chief executive officer from 2011 to July 2013. From 2007 through 2012, Mr. Borisy served as chairman of FORMA Therapeutics, Inc., a life science company focused on targeting cancers for treatment. In 2000, Mr. Borisy founded CombinatoRx, Inc. (now Zalicus Inc. (NASDAQ: ZLCS)), a drug development company, and served as its chief executive officer and on its board of directors from 2000 to 2009. Mr. Borisy holds an A.B. in chemistry from the University of Chicago, and an A.M. from Harvard University. We believe Mr. Borisy’s detailed knowledge of our company and long tenure with us, having served as one of our founders, along with his experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualifies him to serve on our Board of Directors.

Brook Byers has served as a member of our Board of Directors since 2011. Mr. Byers has been a venture capital investor since 1972 and is a managing partner of Kleiner Perkins Caufield & Byers. He has been closely involved with more than 50 new technology-based ventures, many of which have already become public companies. He formed the first life sciences practice group in the venture capital profession at Kleiner Perkins Caufield & Byers in 1984. Mr. Byers served on the board of directors of Genomic Health, Inc. (NASDAQ: GHDX) from 2001 to 2011 and currently serves on the board of directors of Five Prime Therapeutics, Inc. (NASDAQ: FPRX), Pacific Biosciences of California, Inc. (NASDAQ: PACB) and Veracyte, Inc. (NASDAQ: VCYT). Mr. Byers holds a B.S. in electrical engineering from the Georgia Institute of Technology and an M.B.A. from Stanford University. We believe that Mr. Byers possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience with growing multiple companies in the life sciences industry and his leadership in precision medicine initiatives.

Evan Jones has served as a member of our Board of Directors since 2013. Since 2007, Mr. Jones has served as managing member of jVen Capital, LLC, a life sciences investment company. He also serves as chairman and chief executive officer of OpGen, Inc., a privately held genetic analysis company. Previously, he co-founded Digene Corporation (“Digene”), a publicly traded biotechnology company focused on women’s health and molecular diagnostic testing that was sold to Qiagen N.V. (NASDAQ: QGEN) in 2007. He served as chairman of Digene’s board of directors from 1995 to 2007, as Digene’s chief executive officer from 1990 to 2006, and as

Digene’s president from 1990 to 1999. Mr. Jones served as a member of the board of directors of CAS Medical Systems, Inc. (NASDAQ: CASM), a developer of patient vital signs monitoring products and technologies, from June 2008 to October 2013, and currently serves on the board of directors of Fluidigm Corporation (NASDAQ: FLDM), a technology company that develops, manufactures and markets microfluidic systems in the life science and agricultural biotechnology industries, since March 2011 and Veracyte, Inc. (NASDAQ: VCYT), a molecular cytology company, since 2008. Mr. Jones received a B.A. from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe that Mr. Jones’ qualifications to serve on our Board of Directors include his extensive experience in the molecular diagnostic testing industry, including as chief executive officer of a public company focused on molecular diagnostic testing, as well as his service as a board member with other public and private companies.

Mark Levin has served as a member of our Board of Directors since 2010. Mr. Levin currently serves as a partner at Third Rock Ventures, a life sciences venture capital firm focused on the formation, development and strategy of new companies, which he co-founded in 2007. Mr. Levin served as founding chief executive officer of Millennium Pharmaceuticals, Inc. from 1993 to 2005. Mr. Levin was co-founder of the life sciences effort of the Mayfield Fund, a global venture capital firm, where he was also the founding chief executive officer of Cell Genesys, Inc. from 1989 to 1991, Tularik Inc. from 1991 to 1992, Focal, Inc. from 1992 to 1993, and StemCells, Inc. (NASDAQ: STEM) from 1990 to 1992. Mr. Levin started his career as a process engineer and project leader at Eli Lilly and Company (NASDAQ: LLY) and Genentech, Inc. Mr. Levin holds both a B.S. and M.S. in chemical and biomedical engineering from Washington University. We believe Mr. Levin’s experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry has qualified him to serve on our Board of Directors. Mr. Levin is not standing for re-election as a Class I director and will no longer serve on our Board of Directors following the Annual Meeting.

Michael Pellini, M.D., has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 2011. Dr. Pellini joined us from Clarient, Inc. (“Clarient”), a General Electric Healthcare Company, where he held the position of president and chief operating officer from April 2008 to April 2011 and served on its board of directors from May 2007 to April 2009. Dr. Pellini served as vice president, life sciences at Safeguard Scientifics, Inc. (NYSE: SFE), a private equity and venture capital firm specializing in expansion financings, growth capital, management buyouts, recapitalizations, industry consolidations, corporate spinouts, growth stage, and early stage financings, from March 2007 to April 2008 and, as part of this role, was detailed to Clarient beginning in July 2007. Dr. Pellini received a B.A. from Boston College, an M.B.A. from Drexel University and an M.D. from Jefferson Medical College of Thomas Jefferson University. Dr. Pellini’s qualifications to sit on our Board of Directors include his extensive leadership, executive, managerial, business, and diagnostic company experience, along with his years of industry experience in the development and commercialization of pharmaceutical products.

David Schenkein, M.D., has served as a member of our Board of Directors since 2010. Dr. Schenkein currently serves as the chief executive officer of Agios Pharmaceuticals, Inc. (NASDAQ: AGIO) (“Agios”), a biopharmaceutical company, a position he has held since August 2009. Prior to joining Agios, Dr. Schenkein was the senior vice president, clinical hematology/oncology at Genentech, Inc. (“Genentech”), where he was responsible for leading the medical and scientific strategies for their bio-oncology portfolio. Prior to joining Genentech, Dr. Schenkein spent 17 years in academic and clinical medicine as an attending physician in hematology/oncology at the Tufts-New England Medical Center, where he was an associate professor and held the position of director of the cancer center. Dr. Schenkein currently serves on the board of directors of bluebird bio, Inc. (NASDAQ: BLUE). Dr. Schenkein holds a B.A. in chemistry from Wesleyan University and an M.D. from the State University of New York Upstate Medical School. We believe Dr. Schenkein’s medical experience as an oncologist and extensive background in the biotechnology industry, including his roles at Agios and Genentech, provide a critical contribution to our Board of Directors.

Krishna Yeshwant, M.D., has served as a member of our Board of Directors since 2011. Dr. Yeshwant currently serves as a partner at Google Ventures, a venture-capital fund. Dr. Yeshwant has been working with Google Ventures since June 2008. Before joining Google Ventures, in 1996 he founded Stanford Students

Consulting, an electronic data interchange company that was acquired by Hewlett-Packard Company (NYSE: HPQ) in 2000. In 2000, he founded Recourse Technologies, Inc., a network security company that was acquired by Symantec Corporation (NASDAQ: SYMC) in 2002. Since 2009, Dr. Yeshwant has also been employed by Partners Healthcare, a not-for-profit health care system, as an Internal Medicine physician at Brigham and Women’s Hospital. Dr. Yeshwant has a B.S. in Computer Science from Stanford University, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School. We believe Dr. Yeshwant’s medical experience as a physician and experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualifies him to serve on our Board of Directors.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class I director nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the audit committee, the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 2012 and 2013. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Ernst & Young LLP Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by Ernst & Young LLP and its affiliates for the fiscal years ended December 31, 2013 and 2012.

	Fiscal 2013	Fiscal 2012
Audit Fees	$938,817	51,123
Audit-Related Fees	—	—
Tax Fees	19,625	9,000
All Other Fees	—	—

Total	$958,442	60,123

Audit Fees. Audit fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2013 audit fees is $683,884 of fees billed in connection with our initial public offering.

Audit-Related Fees. Audit related fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2013 or 2012.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

All Other Fees. We did not incur any other fees in 2013 or 2012.

Pre-Approval of Audit and Non-Audit Services

It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

All Ernst & Young LLP services and fees in the fiscal years ended December 31, 2013 and December 31, 2012 were pre-approved by the audit committee. The fees for the year-end audit for the fiscal year ended December 31, 2013 were also approved by the audit committee.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of

Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3

RATIFICATION OF 2013 STOCK OPTION AND INCENTIVE PLAN

Prior to our initial public offering, the Board of Directors and our stockholders approved the Foundation Medicine, Inc. 2013 Stock Option and Incentive Plan (the “2013 Plan”). Under pertinent IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Code) under the 2013 Plan prior to the earlier of (i) the material modification of the 2013 Plan or (ii) our 2016 annual meeting of stockholders (the “Reliance Period”) are not subject to the cap on the Company’s tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board of Directors seeks stockholders ratification of the 2013 Plan so that certain grants made to Covered Employees under the 2013 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as “performance-based compensation” under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the Company’s tax deduction imposed by Section 162(m) of the Code. If the stockholders do not ratify the 2013 Plan, the Company will either not make grants to Covered Employees under the 2013 Plan after the Reliance Period or will seek stockholder approval of a new stock plan before the end of the Reliance Period.

Summary of Material Features of the 2013 Plan

The material features of the 2013 Plan are:

•	1,355,171 shares of common stock were initially reserved for issuance under the 2013 Plan. On January 1, 2014, the number of shares reserved and available for issuance under the 2013 Plan increased by 1,125,921 shares of common stock pursuant to a provision in the 2013 Plan that provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2014, by 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or such lesser number as determined by the compensation committee;

•	Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2013 Plan and our Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) are added back to the shares of common stock available for issuance under the 2013 Plan;

•	Shares of common stock reacquired by the Company on the open market will not be added to the reserved pool under the 2013 Plan;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	Any material amendment to the 2013 Plan is subject to approval by our stockholders; and

•	The term of the 2013 Plan will expire on September 10, 2023.

Based solely on the closing price of our common stock as reported by The NASDAQ Global Select Market on April 21, 2014, and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the 2013 Plan is $66,021,858.

Qualified Performance-Based Compensation under Section 162(m) of the Code

To ensure that certain awards granted under the 2013 Plan to Covered Employees qualify as “performance-based compensation” under Section 162(m) of the Code, the 2013 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return, (2) earnings before interest, taxes, depreciation and amortization, (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (4) changes in the market price of the common stock, (5) economic value-added, (6) funds from operations or similar measure, (7) sales or revenue, (8) development, clinical or regulatory milestones, (9) acquisitions or strategic transactions, (10) operating income (loss), (11) cash flow (including, but not limited to, operating cash flow and free cash flow), (12) return on capital, assets, equity or investment, (13) stockholder returns, (14) return on sales, (15) gross or net profit levels, (16) productivity, (17) expense, (18) margins, (19) operating efficiency, (20) customer satisfaction, (21) working capital, (22) earnings (loss) per share of common stock, (23) sales or market shares and (24) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,100,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,355,171 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

The Board of Directors believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the Reliance Period and to preserve our tax deduction for awards that qualify as “performance-based compensation” under Section 162(m) of the Code.

Summary of the 2013 Plan

The following description of certain features of the 2013 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2013 Plan, which is attached hereto as Appendix A.

Plan Administration. The 2013 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. The compensation committee may delegate to our chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2013 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the compensation committee in its discretion. Approximately 245 individuals are currently eligible to participate in the 2013 Plan, which includes six officers, 219 employees who are not officers, and six non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,355,171 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 1,100,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than 2,481,092 shares of common stock may be issued in the form of incentive stock options, such number to be cumulatively increased on each January 1 by the lesser of 4% of the number of shares of common stock outstanding on the immediately preceding December 31 or 2,102,676 shares of common stock.

Stock Options. The 2013 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2013 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on The NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the 2013 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock Awards. The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2013 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The compensation committee may grant cash bonuses under the 2013 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards. The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine.

Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event Provisions. The 2013 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2013 Plan, the 2013 Plan and all awards thereunder will terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, (i) we may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the compensation committee, to exercise all outstanding options and stock appreciation rights (to the extent then exercisable) held by such participant.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2013 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2013 Plan, to certain limits in the 2013 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2013 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2013 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under NASDAQ rules, any amendments that materially change the terms of the 2013 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2013 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2013 Plan. The Board of Directors initially adopted the 2013 Plan on September 6, 2013 and it was subsequently approved by our stockholders on September 10, 2013 and became effective immediately prior to the consummation of our initial public offering. Awards of incentive options may be granted under the 2013 Plan until September 6, 2023. No other awards may be granted under the 2013 Plan after the date that is ten years from the date of stockholder approval.

Plan Benefits

Because the grant of awards under the 2013 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2013 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2013 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2013: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Other Awards
Name and Position	Average Exercise Price ($)	Number (#)	Dollar Value ($)	Number (#)
Michael Pellini, M.D. President and Chief Executive Officer	5.64	175,000	—	—
Steven Kafka, Ph.D. Chief Operating Officer	5.03	212,500	—	—
Vincent Miller, M.D., Chief Medical Officer	5.64	25,000	—	—
All current executive officers, as a group	5.36	525,000	—	—
All current directors who are not executive officers, as a group	5.89	30,000	—	—
All current employees who are not executive officers, as a group	9.51	595,397	—	—

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2013 Plan. It does not describe all federal tax consequences under the 2013 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2013 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2013 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans

The following table sets forth information as of December 31, 2013 regarding shares of common stock that may be issued under the our equity compensation plans, consisting of the 2010 Plan, the 2013 Plan and our 2013 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted-average exercise price of outstanding options ($)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	2,314,284	(1)	4.78	1,927,747	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	2,314,284		4.78	1,927,747

(1)	Includes 2,314,284 shares of common stock issuable upon the exercise of outstanding options. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.
(2)	As of April 21, 2014, there were 1,954,548 shares available for grant under the 2013 Plan and 788,503 shares available for grants under the 2013 Employee Stock Purchase Plan.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 3 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR the ratification of the 2013 Stock Option and Incentive Plan.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 21, 2014, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 28,119,059 shares of our common stock outstanding as of April 21, 2014. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 21, 2014, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name and address of beneficial owner(1)
5% Stockholders
Third Rock Ventures, L.P.(2)	6,569,645	23.4%
KPCB Holdings, Inc.(3)	3,522,817	12.5%
Google Ventures 2011, L.P.(4)	2,444,653	8.7%
Gilder, Gagnon, Howe & Co. LLC(5)	1,945,028	6.9%
Wellington Management Company, LLP(6)	1,670,539	5.9%
Named executive officers and directors
Michael Pellini, M.D.(7)	752,058	2.7%
Steven Kafka, Ph.D.(8)	62,499	*
Vincent Miller, M.D(9)	124,683	*
Alexis Borisy(10)	290,625	1.0%
Brook Byers(3)	—	—
Evan Jones(11)	61,402	*
Mark Levin(10)	—	—
David Schenkein, M.D.(12)	95,938	*
Krishna Yeshwant, M.D.(4)	—	—
All directors and executive officers as a group (12 persons)(13)	1,678,242	6.0%

*	Represents beneficial ownership of less than one percent of outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Foundation Medicine, Inc., 150 Second Street, Cambridge, MA 02141.
(2)	All shares are held directly by Third Rock Ventures, L.P. (“TRV LP”). Each of Third Rock Ventures GP, LP (“TRV GP”), the general partner of TRV LP, and Third Rock Ventures GP, LLC (“TRV LLC”), the general partner of TRV GP, may be deemed to have voting and dispositive power over the shares held by TRV LP. Investment decisions with respect to the shares held by TRV LP are made by an investment committee at TRV GP comprised of Mark Levin, Kevin Starr, Bob Tepper, Neil Exter, Kevin Gillis, Lou Tartaglia, Craig Muir, Cary Pfeffer, Alexis Borisy and Craig Greaves. No stockholder, director, officer, manager, member or employee of TRV GP or TRV LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by TRV LP. The address of Third Rock Ventures, L.P. is 29 Newbury Street, 3rd Floor, Boston, MA 02116.

(3)	The shares held by Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”), and KPCB XIV Founders Fund, LLC (“KPCB XIV Founders”), are held for convenience in the name of “KPCB Holdings, Inc., as nominee.” KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The managing member of KPCB XIV and KPCB XIV Founders is KPCB XIV Associates, LLC (“KPCB XIV Associates”). Brook Byers, L. John Doerr, Raymond Lane, Theodore Schlein, William Joy, William B. Gordon, the managing members of KPCB XIV Associates, exercise shared voting and dispositive control over the shares directly held by KPCB XIV and KPCB XIV Founders. Mr. Byers disclaims beneficial ownership of all shares held by KPCB XIV and KPCB XIV Founders. The address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.
(4)	Google Ventures 2011 GP, L.L.C. is the general partner of Google Ventures 2011, L.P. Voting and dispositive power with respect to shares held by Google Ventures 2011, L.P. reside with the Google Ventures Investment Committee. Dr. Krishna Yeshwant is an affiliate of Google Ventures 2011, L.P., but is not a member of the Google Ventures Investment Committee and does not have voting or dispositive power over the shares held by Google Ventures 2011, L.P. Dr. Yeshwant disclaims beneficial ownership with respect to any such shares, if any. The address for all entities and individuals affiliated with Google Ventures 2011, L.P. is 1600 Amphitheatre Parkway, Mountain View, California 94043.
(5)	Information regarding Gilder, Gagnon, Howe & Co. LLC (“Gilder”) is based solely upon a Schedule 13G filed by Gilder on February 12, 2014. Gilder is a broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 1,642,827 shares held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares, 17,223 shares held in the account of the profit sharing plan of Gilder, and 284,978 shares held in accounts owned by the partners of Gilder and their families. The address of Gilder is 3 Columbus Circle, 26th Floor, New York, NY 10019.
(6)	Information regarding Wellington Management Company, LLP (“Wellington Management”) is based solely upon a Schedule 13G filed by Wellington Management on February 14, 2014. Such Schedule 13G provides that Wellington Management acts as investment adviser to various separate accounts that own shares of our common stock. The shares included in the table consist of: (i) 1,539,339 shares over which Wellington Management has shared voting power and (ii) 1,670,539 shares over which Wellington Management has shared dispositive power. In its capacity as an investment adviser, Wellington Management may be deemed to beneficially own 1,670,539 shares of our common stock, which are held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of our common stock. The address of Wellington Management is 280 Congress Street, Boston, Massachusetts 02210.
(7)	Includes options to purchase 12,413 shares exercisable within 60 days of April 21, 2014.
(8)	Includes options to purchase 4,687 shares exercisable within 60 days of April 21, 2014.
(9)	Includes options to purchase 781 shares exercisable within 60 days of April 21, 2014.
(10)	Represents shares held individually by the director. Investment decisions with respect to the shares held by TRV LP are made by an investment committee at TRV GP comprised of Mark Levin, Kevin Starr, Bob Tepper, Neil Exter, Kevin Gillis, Lou Tartaglia, Craig Muir, Cary Pfeffer, Alexis Borisy and Craig Greaves. No stockholder, director, officer, manager, member or employee of TRV GP or TRV LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by TRV LP.
(11)	Includes (i) 55,309 shares held by jVen Capital, LLC and (ii) options to purchase 547 shares exercisable within 60 days of April 21, 2014. Evan Jones is the managing member of jVen Capital, LLC.
(12)	Includes shares held in trusts for the benefit of Dr. Schenkein and certain of his family members. Dr. Schenkein has voting and dispositive power over the shares held by such trusts. Includes options to purchase 547 shares exercisable within 60 days of April 21, 2014.
(13)	Includes options to purchase 25,771 shares exercisable within 60 days of April 21, 2014.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current position(s) at Foundation Medicine and their ages as of April 21, 2014.

Name	Age	Position
Michael Pellini, M.D.	48	President, Chief Executive Officer and Director
Steven Kafka, Ph.D.	44	Chief Operating Officer
Kevin Krenitsky, M.D.	47	Chief Commercial Officer and Senior Vice President
Vincent Miller, M.D.	52	Chief Medical Officer
Robert Hesslein, J.D.	61	Senior Vice President and General Counsel
Jason Ryan	39	Senior Vice President, Finance

You should refer to “Proposal 1: Election of Directors” above for information about our Chief Executive Officer, Michael Pellini, M.D. Biographical information for our other executive officers, as of April 21, 2014, is set forth below.

Steven Kafka, Ph.D., has served as our Chief Operating Officer since May 2013 and as our Chief Business Officer from January 2013 to May 2013. Dr. Kafka was previously chief operating officer and chief financial officer at Aileron Therapeutics Inc. (“Aileron”), a biopharmaceutical company based in Cambridge, Massachusetts from September 2009 to October 2012. Before Aileron, from September 2006 to September 2009, Dr. Kafka was vice president of finance at Infinity Pharmaceuticals, Inc. (NASDAQ: INFI), a drug discovery and development company. Dr. Kafka earned his B.A. with Distinction and Honors from Stanford University and his Ph.D. from Harvard University.

Kevin Krenitsky, M.D., joined us in June 2011 and serves as our Chief Commercial Officer and Senior Vice President, International Strategy. Prior to joining Foundation, he served as president of Enzo Clinical Labs, Inc. (“Enzo”), a full service clinical reference laboratory, from March 2009 to June 2011. Before his employment at Enzo, he was the chief executive officer of BioServe Biotechnologies, Ltd., a global biotechnology company specializing in processing genetic diagnostic tests from 2007 to February 2009. From 2006 to 2007, he was the interim chief executive officer of Parkway Clinical Laboratories Inc., a clinical diagnostic lab providing comprehensive routine and esoteric testing. Dr. Krenitsky received a B.S. in business management from the University of Scranton and an M.D. from Jefferson Medical College.

Vincent Miller, M.D., was appointed to serve as our Chief Medical Officer on July 2013. He joined us in October 2011 and served as our Senior Vice President, Clinical Development between then and July 2013. Dr. Miller served between July 1991 and October 2011 as an attending physician, and Dr. Miller has served since November 2011 to the present as a consulting physician, at Memorial Sloan-Kettering Cancer Center. Dr. Miller earned his B.A. from the University of Pennsylvania and his M.D. from the University of Medicine and Dentistry of New Jersey in Newark.

Robert Hesslein, J.D., has served as our Senior Vice President and General Counsel since May 2012. Mr. Hesslein was previously senior vice president and deputy general counsel at Genzyme Corporation (“Genzyme”), a biotechnology company based in Cambridge, Massachusetts, which is now a wholly-owned subsidiary of Sanofi (NYSE: SNY), from 1996 to 2012. Before Genzyme, from 1990 to 1996, Mr. Hesslein was a second vice president and counsel at The New England, a mutual life insurance corporation. From 1978 to 1990, Mr. Hesslein was an associate and subsequently a partner at Csaplar & Bok, a Boston law firm. Mr. Hesslein earned his B.A. with Honors from Yale University and his J.D. from The Cornell Law School.

Jason Ryan has served as our Senior Vice President, Finance since January 2014 and as our Vice President, Finance from March 2012 to January 2014. He previously served as our Senior Director, Finance from May 2011 to March 2012. Prior to joining us, Mr. Ryan led the finance and strategic planning functions of Taligen

Therapeutics, Inc., which was acquired by Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN), from May 2009 to April 2011, Codon Devices Inc. from May 2007 to May 2009, and Genomics Collaborative, Inc., which was acquired by SeraCare Life Sciences, Inc. (NASDAQ: SRLS), from September 1998 to September 2004. He began his career at Deloitte & Touche. Mr. Ryan holds a B.S. in economics from Bates College and an M.B.A. from Babson College, and earned a C.P.A. in Massachusetts.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

We have adopted a written policy that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party, must be approved by our audit committee or another independent body of our Board of Directors. All related party transactions shall be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules.

Transactions with Related Persons

Based on a review of the transactions and arrangements between us and any related person or related person affiliate, we describe below the transactions or arrangements during the year ended December 31, 2013 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Consulting Arrangement. During the fiscal year ended December 31, 2013, we incurred consulting fees to Third Rock Ventures, LLC in the amount of $119,000. Third Rock Ventures, LLC is a management company that is party to a services agreement with Third Rock Ventures, L.P., the beneficial owner of more than 5% of our voting securities. Alexis Borisy and Mark Levin are members of our Board of Directors, and Mark Levin is a managing member of TRV GP, LLC, which is the general partner of Third Rock Ventures GP, L.P., the general partner of Third Rock Ventures, L.P. and a managing member of Third Rock Ventures, LLC. The consulting fees were paid to Third Rock Ventures, LLC in amounts mutually agreed upon in advance by us and Third Rock Ventures, LLC in consideration of certain strategic and ordinary course business operations consulting services provided to us on an as-needed basis, from time to time and at our request, by individuals related to Third Rock Ventures, LLC, including Mr. Borisy but not including Mr. Levin. Such fees were payable pursuant to invoices submitted to us by Third Rock Ventures, LLC from time to time. None of these consulting fees were paid directly or indirectly to Messrs. Borisy and Levin. The consulting fees paid to Third Rock Ventures, LLC did not exceed 5% of the consolidated gross revenue of Third Rock Ventures, LLC during the fiscal year ended December 31, 2013. We are not currently party to a consulting agreement with Third Rock Ventures, LLC and we do not expect to engage Third Rock Ventures, LLC for consulting services on a going forward basis.

Biopharmaceutical Relationship. In February 2013, we entered into a master services agreement with Agios Pharmaceuticals, Inc., or Agios, in the ordinary course pursuant to which we will perform tests utilizing our molecular information platform when ordered by Agios. In the event Agios elects to retain our services for a particular project, Agios would submit a specific work order for the applicable project, with a payment schedule for the particular project included in such work order. In the event we are asked to perform services beyond what is included in the applicable work order, such additional services and the corresponding compensation provided by Agios must be mutually agreed upon by the parties in writing prior to the provision of such services or our obligation to provide such services. Any payments for services will be made pursuant to invoices that we will submit to Agios. The agreement terminates at the later of February 28, 2015 and the completion of all services provided pursuant to outstanding work orders. We may terminate the agreement in the event Agios fails to pay a disputed invoice, following a negotiation between the parties in good faith. The agreement also contains customary confidentiality, indemnification, insurance and assignment provisions. David Schenkein, M.D., a member of our Board of Directors, is the chief executive officer of Agios. These fees will be paid by Agios in consideration of certain sequencing and related consulting services provided by us to Agios. Under the master services agreement, none of these fees will be paid directly or indirectly by Dr. Schenkein.

Employment Agreements. We have entered into employment agreements with certain of our executive officers. See the “Executive Compensation” section for further details.

Indemnification Agreements with Executive Officers and Directors. We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and our bylaws indemnify each of our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. See the “Director Compensation—Limitation of Liability and Indemnification Agreements” section for further details.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, Messrs. Borisy, Byers and Levin and Dr. Yeshwant served as members of our compensation committee. None of the members of our compensation committee has at any time during the last fiscal year been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of our compensation committee is a former officer of the Company, other than Alexis Borisy, who served as our chief executive officer until May 2011. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2013, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, except Dr. Pellini, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chairman of the board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our amended and restated bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

Board Meetings and Committees. Our Board of Directors held nine meetings during 2013. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2013, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Now that we are a public company, continuing directors and nominees for election as directors in a given year are encouraged to attend the annual meeting of stockholders. This is our first annual meeting of stockholders since we became a public company in September 2013.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2013, our Board of Directors had three standing committees: audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee.

Evan Jones, David Schenkein and Krishna Yeshwant currently serve on the audit committee, which is chaired by Evan Jones. Our Board of Directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable NASDAQ Stock Market rules. Our Board of Directors has designated Evan Jones as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	overseeing our compliance with applicable legal and regulatory requirements;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

The audit committee held six meetings during 2013. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available in the “For Investors and Media—Corporate Governance” section of our website at www.foundationmedicine.com.

Compensation Committee.

Alexis Borisy, Brook Byers, Mark Levin and Krishna Yeshwant currently serve on the compensation committee, which is chaired by Alexis Borisy. Under NASDAQ Stock Market rules, we are permitted to phase in our compliance with the independent compensation committee requirements set forth in NASDAQ Marketplace Rule 5605(d). Our Board of Directors has determined that each of Brook Byers, Mark Levin and Krishna Yeshwant is “independent” as that term is defined in the applicable NASDAQ Stock Market rules. Within one year of our listing on The NASDAQ Global Select Market on September 25, 2013, we expect that Mr. Borisy will be independent under NASDAQ Stock Market rules, as his service as our chief executive officer ended in May 2011. In connection with Mr. Levin not standing for re-election as a Class I director at the Annual Meeting, we may appoint another member of our Board of Directors who satisfied these independence and other criteria to the compensation committee. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to our Board of Directors corporate goals and objectives, and determination of the achievement thereof, relevant to the compensation of our Chief Executive Officer and other executive officers;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board of Directors the compensation of our Chief Executive Officer;

•	determining, or reviewing and recommending to our Board of Directors for approval, the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the applicable NASDAQ Stock Market rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving, or reviewing and recommending to our Board of Directors for approval, our policies and procedures for the grant of equity-based awards;

•	determining or reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	preparing the compensation committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with our Board of Directors corporate succession plans for the Chief Executive Officer and other key officers.

The Compensation Committee held five meetings during 2013. The Compensation Committee operates under a written charter adopted by the Board, which is available in the “For Investors and Media—Corporate Governance” section of our website at www.foundationmedicine.com.

Nominating and Corporate Governance Committee.

David Schenkein, Brook Byers and Mark Levin currently serve on the nominating and corporate governance committee, which is chaired by David Schenkein. Our Board of Directors has determined that each member of the nominating and corporate governance committee is “independent” as that term is defined in the applicable NASDAQ Stock Market rules. In connection with Mr. Levin not standing for re-election as a Class I director at the Annual Meeting, we may appoint another member of our Board of Directors who satisfied these independence and other criteria to the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to our Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to our Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of our Board of Directors and management.

The nominating and corporate governance committee operates pursuant to a written charter, which is available in the “For Investors and Media—Corporate Governance” section of our website at www.foundationmedicine.com, and held its first meeting in 2014.

The nominating and corporate governance committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters-Stockholder Recommendations for Director Nominations.” The Nominating Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters-Deadline for Stockholder Proposals and Director Nominations.”

Risk Oversight. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Senior Vice President, Finance reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, and privately with our Senior Vice President, Finance. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

The audit committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013, with management. The audit committee discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The audit committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

THE AUDIT COMMITTEE

Evan Jones

David Schenkein, M.D.

Krishna Yeshwant, M.D.

EXECUTIVE COMPENSATION

Overview

Our compensation programs are designed to:

•	attract and retain individuals with superior ability and managerial experience;

•	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our chief executive officer. The compensation committee considers recommendations from our chief executive officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has hired Radford, an Aon Hewitt company, to provide these services.

Executive Compensation Components

Our executive compensation consists of base salary, cash incentive bonuses, long-term incentive compensation in the form of restricted common stock, restricted stock units and stock options and broad-based benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including Company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Summary Compensation Table—2013 and 2012 Fiscal Years

The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2013 and December 31, 2012 to our chief executive officer and the two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers at the end of the year ended December 31, 2013. These individuals are our named executive officers for 2013.

Name and principal position	Year	Salary ($)	Bonus ($)		Option awards ($)(1)	Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
Michael Pellini, M.D.	2013	403,887	—		606,326	195,288	(2)	75,850	(3)	1,281,351
President and Chief Executive Officer	2012	395,000	—		130,157	158,000		106,044	(4)	789,201

Steven Kafka, Ph.D.(8)	2013	336,825	—		657,544	133,000	(2)	—		1,127,369
Chief Operating Officer

Vincent Miller, M.D.	2013	342,537	—		86,618	128,883	(2)	55,390	(5)	613,428
Chief Medical Officer	2012	334,995	50,000	(7)	42,000	117,250		52,401	(6)	596,646

(1)	Amounts reflect the grant date fair value of option awards granted in 2013 and 2012 in accordance with Accounting Standards Codification Topic 718. For a discussion regarding the valuation of our stock awards for financial statement reporting purposes, please refer to Note 9, “Stockholders’ Equity (Deficit),” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference herein. These amounts do not correspond to the actual value that will be recognized by the named executive officers.
(2)	Represents amounts earned in 2013, which were paid during April 2014, under our bonus program based upon achievement of company, department and individual performance goals and other factors deemed relevant by our Board of Directors and compensation committee. The 2013 annual performance bonuses for each of our named executive officers was based 50% on the achievement of company objectives, 25% on the achievement of department objectives and 25% on individual performance. Our Board of Directors determined that we met 100% of our company objectives in 2013 and that Dr. Pellini’s individual performance entitled him to receive approximately 120% of his target bonus amount. Our Board of Directors further determined that in combination with department and individual performance, Dr. Kafka was entitled to approximately 95% and Dr. Miller was entitled to approximately 110% of their target bonus amounts.
(3)	Pursuant to the terms of his employment agreement, Dr. Pellini is entitled to living expense assistance in connection with his commuting to our principal executive offices in Cambridge, Massachusetts. This amount represents an aggregate of $75,850, including $34,094 in the tax gross-up paid for such expenses, for (i) reimbursed airline travel expenses between Dr. Pellini’s principal residence and Boston, and reimbursed expenses for parking, transportation and related travel incidentals, and (ii) one-third of the aggregate costs related to a corporate apartment in Cambridge, Massachusetts utilized by Dr. Pellini and two other executives.
(4)	Pursuant to the terms of his employment agreement, Dr. Pellini is entitled to living expense assistance in connection with his commuting to our principal executive offices in Cambridge, Massachusetts. This amount represents an aggregate of $106,044, including $45,942 in the tax gross-up paid for such expenses, for (i) reimbursed airline travel expenses between Dr. Pellini’s principal residence and Boston, and reimbursed expenses for parking, transportation and related travel incidentals, and (ii) one-third of the aggregate costs related to a corporate apartment in Cambridge, Massachusetts utilized by Dr. Pellini and two other executives.
(5)	Pursuant to the terms of his employment agreement, Dr. Miller is entitled to living expense assistance in connection with his commuting to our principal executive offices in Cambridge, Massachusetts. This amount represents an aggregate of $55,390, including $24,370 in the tax gross-up paid for such expenses, for (i) reimbursed expenses for airline travel, parking, transportation and related travel incidentals, and (ii) one-third of the aggregate costs related to a corporate apartment in Cambridge, Massachusetts utilized by Dr. Miller and two other executives.
(6)	Pursuant to the terms of his employment agreement, Dr. Miller is entitled to living expense assistance in connection with his commuting to our principal executive offices in Cambridge, Massachusetts. This amount represents an aggregate of $52,401, including $21,448 in the tax gross-up paid for such expenses, for (i) reimbursed expenses for airline travel, parking, transportation and related travel incidentals, and (ii) one-third of the aggregate costs related to a corporate apartment in Cambridge, Massachusetts utilized by Dr. Miller and two other executives.
(7)	Amount represents a portion of Dr. Miller’s signing bonus.
(8)	Dr. Kafka was not a named executive officer for the fiscal year ended December 31, 2012.

Employment Agreements with Our Named Executive Officers

We have entered into an employment agreement with each of the named executive officers. These employment agreements provide for “at will” employment.

Michael Pellini, M.D. On September 9, 2013, we entered into an amended and restated employment agreement with Dr. Pellini for the position of President and Chief Executive Officer. As of April 21, 2014, Dr. Pellini received a base salary of $419,056, which is subject to review and adjustment in accordance with our corporate policy. Dr. Pellini is also eligible for an annual discretionary bonus with a target amount of up to 40% of his base salary, payable at the discretion of the compensation committee. The amount of such bonus will be determined annually based upon individual and/or our achievement of certain measurable goals established by the compensation committee after discussion with Dr. Pellini. Dr. Pellini is eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans. Dr. Pellini is entitled to living and travel expense assistance in connection with his commuting to our principal executive offices in Cambridge, Massachusetts. We provide annual living expense assistance to Dr. Pellini in an amount up to $50,000. All commuting expense assistance amounts are grossed up for applicable state and federal taxes. Dr. Pellini’s agreement also provides that we will make a “gross-up” payment to make him whole in the event that he is subject to the golden parachute excise tax in connection with a change in control.

Steven Kafka, Ph.D. On May 21, 2013, we entered into an employment agreement with Dr. Kafka for the position of Chief Operating Officer, which was amended on September 10, 2013. As of April 21, 2014, Dr. Kafka received a base salary of $360,500, which is subject to review and adjustment in accordance with our corporate policy. Dr. Kafka is also eligible for an annual discretionary bonus with a target amount of up to 40% of his base salary, payable at the discretion of the compensation committee based on its assessment of our performance and Dr. Kafka’s performance against goals established by the compensation committee. Dr. Kafka is eligible to participate in employee benefit plans generally available to our full-time employees, subject to the terms of those plans.

Vincent Miller, M.D. On August 1, 2011, we entered into an employment agreement with Dr. Miller for the position of Senior Vice President, Clinical Development, which was amended on March 7, 2013 and September 10, 2013. In July 2013, Dr. Miller was promoted to the position of our Chief Medical Officer. As of April 21, 2014, Dr. Miller received a base salary of $362,303, which is subject to review and adjustment at the discretion of the compensation committee. Dr. Miller is also eligible for an annual discretionary bonus with a target amount of up to 35% of his base salary, payable at the discretion of the compensation committee based on its assessment of our performance and Dr. Miller’s performance against goals established by the compensation committee. Dr. Miller is entitled to living and travel expense assistance in connection with his commuting to our principal executive offices in Cambridge, Massachusetts. We provide annual living expense assistance to Dr. Miller in an amount up to $35,000. All commuting expense assistance amounts are grossed up for applicable state and federal taxes. Dr. Miller is eligible to participate in employee benefit plans generally available to our full-time employees, subject to the terms of those plans.

The employment agreements with Drs. Pellini, Kafka and Miller provide for certain payments and benefits in the event of an involuntary termination of employment. In addition, each of Drs. Pellini, Kafka and Miller are entitled to accelerated vesting of certain outstanding and unvested equity awards held by them in certain circumstances. The information below describes certain compensation and equity acceleration that may become payable as a result of certain events. These payments and benefits are in addition to benefits available generally to salaried employees, including distributions under our 401(k) plan, accrued benefits under our health and welfare plans and arrangements, and accrued vacation pay. Outstanding equity awards for the named executive officers as of December 31, 2013 are set forth under “Outstanding Equity Awards at Fiscal Year End Table—2013.”

Involuntary Termination of Employment and Change of Control

Pursuant to his employment agreement, Dr. Pellini is eligible to receive certain payments and benefits in the event his employment is terminated by us without “cause” (as defined in his employment agreement) or he terminates his employment with “good reason” (as defined in his employment agreement). Pursuant to his employment agreement, each of Dr. Kafka and Dr. Miller is eligible to receive certain payments and benefits in the event his employment is terminated by us without “cause” (as defined in the pertinent employment agreement) or in the event that, following a deemed liquidation event or a change of control resulting in the payment of proceeds to our stockholders (a “change of control”), he terminates his employment with “good reason” (as defined in the employment agreements).

Dr. Pellini is eligible to receive 18 months of base salary continuation, a pro-rated target bonus and 18 months of COBRA medical benefits continuation paid by us in the event of a termination by us without cause or by Dr. Pellini for good reason, provided that he executes and does not revoke a release agreement. Dr. Miller is eligible to receive 12 months of base salary continuation, a pro-rated target bonus and 12 months of COBRA medical benefits continuation paid by us in the event of a termination by us without cause or by Dr. Miller for good reason, provided that he executes and does not revoke a release agreement. In addition, the options and restricted stock held by Dr. Pellini and Dr. Miller that would have become vested in the 12-month period following termination of employment would become vested. Dr. Kafka is eligible to receive 12 months of base salary continuation (but subject to offset by compensation earned during the severance period) and up to 12 months of COBRA medical benefits continuation subsidized by us in the event of a termination by us without cause or, following a change of control, by him for good reason, provided that he executes, not revokes and fully complies with a separation agreement that includes a general release of us and our affiliates.

In addition to the previously described severance provisions, pursuant to the terms of his employment agreement and the option award agreements with Dr. Pellini, in the event of a change in control, 100% of the unvested portion of his options would immediately become vested. Pursuant to the employment agreements with Dr. Kafka and Dr. Miller, in the event of a termination by us without cause, or by the officer for good reason, in each case following a change in control, 100% of the unvested portion of each of their options would immediately become vested.

Outstanding Equity Awards at Fiscal Year-End Table—2013

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Numberof Shares That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Michael Pellini, M.D.						154,688	(2)	3,684,656
	106,487	41,672	(3)	0.84	1/10/2022
	42,764	54,984	(4)	0.84	3/27/2022
	16,404	71,096	(5)	4.16	3/07/2023
	—	87,500	(6)	7.12	5/21/2023

Steven Kafka, Ph.D.	—	137,500	(7)	4.16	3/07/2023
	2,343	10,157	(8)	4.16	3/07/2023
	7,813	54,687	(9)	7.12	5/21/2023

Vincent Miller, M.D.						68,753	(10)	1,637,696
	7,810	17,190	(11)	0.84	1/10/2022
	1,563	23,437	(12)	0.84	1/10/2022
	2,343	10,157	(5)	4.16	3/07/2023
	—	12,500	(6)	7.12	5/21/2023

(1)	Based on a price of $23.82 per share, which was the closing price per share of our common stock as reported by The NASDAQ Global Select Market on December 31, 2013.
(2)	Pursuant to the terms of Dr. Pellini’s restricted stock agreement, the remaining unvested shares will vest in equal quarterly installments through May 9, 2015. Vesting of the remaining shares accelerate in connection with an acquisition event.
(3)	Represents options to purchase shares of our common stock granted on January 11, 2012. The shares underlying these options vest in equal quarterly installments through May 9, 2015. Vesting of the remaining unvested options will accelerate in connection with an acquisition event.

(4)	Represents options to purchase shares of our common stock granted on March 27, 2012. The shares underlying these options vest in equal quarterly installments through March 27, 2016.
(5)	Represents options to purchase shares of our common stock granted on March 7, 2013. The shares underlying these options vest in equal quarterly installments over four years through March 7, 2017.
(6)	Represents options to purchase shares of our common stock granted on May 21, 2013. The shares underlying these options vest in equal quarterly installments over four years through January 1, 2018.
(7)	Represents options to purchase shares of our common stock granted on March 7, 2013. The shares underlying these options vest in equal quarterly installments through January 2, 2017.
(8)	Represents options to purchase shares of our common stock granted on March 7, 2013. The shares underlying these options vest in equal quarterly installments through March 7, 2017.
(9)	Represents options to purchase shares of our common stock granted on May 22, 2013. The shares underlying these options vest in equal quarterly installments through May 22, 2017.
(10)	Pursuant to the terms of Dr. Miller’s restricted stock agreement, the remaining unvested shares will vest in equal quarterly installments through October 15, 2015.
(11)	Represents options to purchase shares of our common stock granted on January 11, 2012. The shares underlying these options vest in equal quarterly installments over four years through October 17, 2015.
(12)	Represents options to purchase shares of our common stock granted on January 11, 2012. The shares underlying these options vest in equal quarterly installments over four years through October 17, 2015.

Compensation Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The compensation committee reviewed and discussed the disclosure included in the Executive Compensation section of this Proxy Statement with management. Based on the review and discussions, the compensation committee recommended to the Board of Directors that the disclosure included in the Executive Compensation section be included in this Proxy Statement for the year ended December 31, 2013, for filing with the SEC.

THE COMPENSATION COMMITTEE

Alexis Borisy

Brook Byers

Mark Levin

Krishna Yeshwant, M.D.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a member of our Board of Directors during 2013, other than Dr. Pellini. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2013. Dr. Pellini, who is also our Chief Executive Officer, receives no compensation for his service as a director, and, consequently, is not included in this table. The compensation received by Dr. Pellini as our Chief Executive Officer during 2013 is presented in “Summary Compensation Table—2013 and 2012.”

Director Compensation Table—2013

Director name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	All other compensation ($)	Total ($)
Alexis Borisy	25,333	—	—	25,333
Brook Byers	12,000	—	—	12,000
Mark Levin	12,000	—	—	12,000
Evan Jones	30,833	70,300	—	101,133
David Schenkein, M.D.	40,250	38,306	—	78,566
Krishna Yeshwant, M.D.	12,667	—	—	12,667

(1)	Includes amounts paid pursuant to our non-employee director compensation policy described below, which was implemented as of our initial public offering. These amounts were pro rated in 2013 for the portion of the year following the consummation of our initial public offering. In addition, Dr. Schenkein received $26,250 and Mr. Jones received $17,500 in payments for service as a director pursuant to board service agreements prior to our initial public offering.
(2)	These amounts are based on the grant date fair value of the stock awards and the option awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. These amounts do not represent the actual amounts paid to or realized by directors for these awards during the year ended December 31, 2013. As of December 31, 2013, our non-employee directors held options to purchase shares of our common stock that had been granted by us as director compensation representing the following number of shares of our common stock: Mr. Jones—options to purchase 21,250 shares; Mr. Schenkein—options to purchase 8,750 shares.

Our Board of Directors has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy, all non-employee directors will be paid cash compensation as set forth below:

Annual Retainer ($)
Board of Directors:
All non-employee members	35,000
Additional retainer for Board Chairperson	50,000

Audit Committee:
Chairperson	15,000
Non-Chairperson members	7,500

Compensation Committee:
Chairperson	10,000
Non-Chairperson members	5,000

Nominating and Corporate Governance Committee:
Chairperson	10,000
Non-Chairperson members	5,000

Under the non-employee director compensation policy, each person who is initially appointed or elected to the Board of Directors will be eligible for an option grant to purchase up to 22,445 shares of our common stock under our 2013 Plan on the date he or she first becomes a non-employee director, which will vest in two equal annual installments during the two years following the grant date, subject to the director’s continued service on the Board of Directors. In addition, on the date of the annual meeting of stockholders, each continuing non-employee director will be eligible to receive an annual option grant to purchase up to 11,222 shares of our common stock, which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. All of the foregoing options will be granted at fair market value on the date of grant.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to recognize and support both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Limitation of Liability and Indemnification Agreements

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, such executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2013, as applicable, is being delivered multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 150 Second Street, Cambridge, MA 02141, Attention: Secretary or call us at (617) 418-2200. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

APPENDIX A

FOUNDATION MEDICINE, INC.

2013 STOCK OPTION AND INCENTIVE PLAN

Section 1.    General Purpose of the Plan; Definitions

The name of the plan is the Foundation Medicine, Inc. 2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Foundation Medicine, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, development, clinical or regulatory milestones, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

Section 2.    Administration of Plan; Administrator Authority to Select Grantees and Determine Awards

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amounts of Awards that may be granted under such delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

Section 3    Stock Issuable Under the Plan; Mergers; Substitution

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 1,355,171 shares (the “Initial Limit”) plus (ii) on January 1, 2014 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by four percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator (the “Annual Increase”) plus (iii) the shares underlying any Awards granted under the Company’s Amended and Restated 2010 Stock Incentive Plan that are unissued, forfeited, canceled, held back upon the exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than be exercise). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options under the Plan shall not exceed the Initial Limit as cumulatively increased on January 1, 2014 and on each January 1 thereafter by the lesser of (i) the Annual Increase for such year and (ii) 2,102,676 shares of Stock per year. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than the Initial Limit may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

Section 4.    Eligibility

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Section 5    Stock Options

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

Section 6.    Stock Appreciation Rights

(a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

Section 7.    Restricted Stock Awards

(a) Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

Section 8.    Restricted Stock Units

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 9.    Unrestricted Stock Awards

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Section 10.    Cash-Based Awards

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

Section 11.    Performance Share Awards

(a) Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the

Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12.    Performance-Based Awards to Covered Employees

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,100,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

Section 13.    Dividend Equivalent Rights

(a) Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 14.    Transferability of Awards

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 15.    Tax Withholding

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 16.    Section 409A Awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 17.    Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 18.    Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

Section 19.    Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 20.    General Provisions

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

Section 21.    Effective Date of Plan

This Plan shall become effective immediately prior to the Company’s Initial Public Offering, following stockholder approval of the Plan in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Section 22.    Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: September 6, 2013

DATE APPROVED BY STOCKHOLDERS: September 10, 2013

FOUNDATION MEDICINE, INC. 150 SECOND STREET CAMBRIDGE, MA 02141	VOTE BY INTERNET - www.proxyvote.com

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The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees				For	Against	Abstain
01	Brook Byers				☐	☐	☐
02	Michael Pellini, M.D.				☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3					For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;				☐	☐	☐
3.	To ratify the 2013 Stock Option and Incentive Plan; and				☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

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Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

FOUNDATION MEDICINE, INC. Annual Meeting of Shareholders June 18, 2014 10:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael Pellini and Robert Hesslein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of FOUNDATION MEDICINE, INC. that the stockholder(s) is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, ET on June 18, 2014, at 150 Second Street, First Floor, Cambridge, Massachusetts 02141, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side